Exhibit 99.1

Contact:

Brett S. Perryman

Laura O’Brien
Affiliated Managers Group, Inc.
(617) 747-3300
ir@amg.com

AMG Reports Financial and Operating Results

for Fourth Quarter and Full Year 2007

Company Reports EPS of $1.53, Cash EPS of $2.15 for Fourth Quarter,

EPS of $4.58, Cash EPS of $6.65 for Full Year 2007

BOSTON, January 30, 2008 – Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the fourth quarter and full year 2007.

Cash earnings per share (“Cash EPS”) for the fourth quarter of 2007 were $2.15, compared to $1.79 for the fourth quarter of 2006, while diluted earnings per share for the fourth quarter of 2007 were $1.53, compared to $1.21 for the same period of 2006.  Cash Net Income was $81.8 million for the fourth quarter of 2007, compared to $68.6 million for the fourth quarter of 2006.  Net Income for the fourth quarter of 2007 was $60.9 million, compared to $49.0 million for the fourth quarter of 2006.  (Cash EPS and Cash Net Income are defined in the attached tables.)

For the fourth quarter of 2007, revenue was $383.0 million, compared to $328.8 million for the fourth quarter of 2006.  EBITDA for the fourth quarter of 2007 was $132.9 million, compared to $105.2 million for the same period of 2006.

For the year ended December 31, 2007, Cash Net Income was $258.7 million, while EBITDA was $418.2 million.  For the same period, Net Income was $182.0 million, on revenue of $1.4 billion.  For the year ended December 31, 2006, Cash Net Income was $222.5 million, while EBITDA was $342.1 million.  For the same period, Net Income was $151.3 million, on revenue of $1.2 billion.

Net client cash flows for the fourth quarter of 2007 were approximately $(7.2) billion, with flows in the institutional, mutual fund, and high net worth channels of $(6.4) billion, $(500) million, and $(300) million, respectively.  Pro forma for a pending investment, aggregate assets under management were $282.7 billion at December 31, 2007.

(more)

“We reported strong earnings growth for the quarter and full year, with Cash earnings per share of $2.15, an increase of 20%, and $6.65, an increase of 17%, respectively, over the prior year periods,” stated Sean M. Healey, President and Chief Executive Officer.  “We were pleased with our results for the quarter, and although we experienced outflows in some of our quantitative products during a challenging period for many quantitative managers, broadly speaking, our Affiliates generated excellent performance in 2007.  Highlights of the quarter included the strong investment performance of our global and international managers, such as Tweedy, Browne and Genesis, as well as growth equities managers Friess Associates and TimesSquare, which significantly outperformed their benchmarks for the quarter and full year and also attracted new business.”

Mr. Healey continued, “Looking ahead to 2008, notwithstanding recent market volatility, we are in an excellent position to continue to generate strong growth.  Through our Affiliates’ diverse array of outstanding investment products, we actively participate in the industry’s fastest growing and most dynamic areas, such as global and international equities and alternative investment strategies.  We have significantly increased the breadth of our alternative investment products to include more than 40 distinct investment strategies, many of which are relatively uncorrelated with the equity markets.  As we continue to enhance our exposure in this area, we are confident that these products will provide a substantial upside contribution to our earnings going forward.”

“In addition to the ongoing growth of our Affiliates, we made tremendous progress in enhancing our Affiliates’ businesses through the establishment of our global distribution platform,” Mr. Healey added.  “With a distribution office in Sydney, Australia, and the near-term opening of our London office, we are helping our Affiliates attract and serve non-U.S. clients.  Given the early success of this initiative, we continue to identify a number of opportunities worldwide where our boutique investment managers are recognized for their investment expertise and broad appeal to sophisticated investors.”

Mr. Healey concluded, “Finally, the momentum in our new investments area has never been stronger.  We recently completed investments in two outstanding alternative investment managers, ValueAct Capital and BlueMountain Capital Management, and currently have a number of very attractive investment prospects in the pipeline.  With substantial financial capacity, we are confident that we will continue to generate meaningful growth in earnings by executing accretive investments in the highest quality firms.  Through our ongoing discussions with prospective firms, it’s clear that AMG has an established reputation as an innovative and helpful partner to our Affiliates, making us uniquely positioned to execute upon a range of investment opportunities.”

About Affiliated Managers Group, Inc.

AMG is an asset management company with equity investments in a diverse group of boutique investment management firms.  AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates.  AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  For more information, please visit the Company’s Web site at www.amg.com.

(more)

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2006.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-800-366-7449 (domestic calls) or 1-303-262-2191 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.  The teleconference will be available for replay approximately one hour after the conclusion of the call.  To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls) and enter the pass code, 11107395#. The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via the Web at www.amg.com.

###

Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Three Months Ended 12/31/06	Three Months Ended 12/31/07

Revenue	$328,764	$382,960

Net Income	$48,954	$60,867

Cash Net Income (A)	$68,588	$81,758

EBITDA (B)	$105,220	$132,932

Average shares outstanding - diluted	44,599,646	45,226,043

Earnings per share - diluted	$1.21	$1.53

Average shares outstanding - adjusted diluted (C)	38,382,648	37,975,356

Cash earnings per share - diluted (C)	$1.79	$2.15

	December 31, 2006	December 31, 2007

Cash and cash equivalents	$201,729	$222,954

Senior debt	$365,500	$519,500

Senior convertible securities	$413,358	$378,083

Mandatory convertible securities	$300,000	$300,000

Junior convertible trust preferred securities (D)	$300,000	$800,000

Stockholders’ equity	$499,222	$469,202

(more)

Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Year Ended 12/31/06	Year Ended 12/31/07

Revenue	$1,170,353	$1,369,866

Net Income	$151,277	$181,961

Cash Net Income (A)	$222,454	$258,749

EBITDA (B)	$342,118	$418,229

Average shares outstanding - diluted	45,159,002	44,921,784

Earnings per share - diluted	$3.74	$4.58

Average shares outstanding - adjusted diluted (C)	39,184,738	38,904,810

Cash earnings per share - diluted (C)	$5.68	$6.65

(more)

Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(dollars in thousands, except per share data)

	Three Months Ended 12/31/06	Three Months Ended 12/31/07

Net Income	$48,954	$60,867
Convertible securities interest expense, net (E)	5,117	8,495
Net Income, as adjusted	$54,071	$69,362

Average shares outstanding - diluted	44,599,646	45,226,043

Earnings per share - diluted	$1.21	$1.53

	Year Ended 12/31/06	Year Ended 12/31/07

Net Income	$151,277	$181,961
Convertible securities interest expense, net (E)	17,618	23,787
Net Income, as adjusted	$168,895	$205,748

Average shares outstanding - diluted	45,159,002	44,921,784

Earnings per share - diluted	$3.74	$4.58

(more)

Affiliated Managers Group, Inc.

Reconciliations of Average Shares Outstanding

	Three Months Ended 12/31/06	Three Months Ended 12/31/07

Average shares outstanding - diluted	44,599,646	45,226,043
Assumed issuance of COBRA shares	(7,188,461)	(7,452,526)
Assumed issuance of LYONS shares	(2,122,932)	(1,454,506)
Assumed issuance of Trust Preferred shares (D)	(2,000,000)	(4,092,391)
Dilutive impact of COBRA shares	4,090,419	4,918,225
Dilutive impact of LYONS shares	1,003,976	830,511
Dilutive impact of Trust Preferred shares (D)	—	—
Average shares outstanding - adjusted diluted (C)	38,382,648	37,975,356

	Year Ended 12/31/06	Year Ended 12/31/07

Average shares outstanding - diluted	45,159,002	44,921,784
Assumed issuance of COBRA shares	(7,066,493)	(7,441,980)
Assumed issuance of LYONS shares	(2,171,762)	(1,834,237)
Assumed issuance of Trust Preferred shares (D)	(1,489,011)	(2,523,098)
Dilutive impact of COBRA shares	3,794,935	4,779,885
Dilutive impact of LYONS shares	958,067	1,002,456
Dilutive impact of Trust Preferred shares (D)	—	—
Average shares outstanding - adjusted diluted (C)	39,184,738	38,904,810

(more)

Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management

Statement of Changes - Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, September 30, 2007	$63,983	$180,666	$32,171	$276,820
Net client cash flows	(519)	(6,376)	(309)	(7,204)
New investments (F)	—	8,799	2,007	10,806
Investment performance	(1,882)	(3,076)	(700)	(5,658)
Other (G)	612	413	(1,025)	—
Assets under management, December 31, 2007	$62,194	$180,426	$32,144	$274,764

Statement of Changes - Year to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2006	$58,241	$154,725	$28,174	$241,140
Net client cash flows	(194)	629	(920)	(485)
New investments (F)	—	8,799	2,007	10,806
Investment performance	4,604	15,937	3,908	24,449
Other (G)	(457)	336	(1,025)	(1,146)
Assets under management, December 31, 2007	$62,194	$180,426	$32,144	$274,764

(more)

Affiliated Managers Group, Inc.

Operating Results

(in thousands)

Financial Results

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	12/31/06	of Total	12/31/07	of Total
Revenue
Mutual Fund	$131,024	40%	$142,533	37%
Institutional	158,490	48%	198,448	52%
High Net Worth	39,250	12%	41,979	11%
	$328,764	100%	$382,960	100%

EBITDA (B)
Mutual Fund	$38,110	36%	$41,774	31%
Institutional	55,908	53%	75,651	57%
High Net Worth	11,202	11%	15,507	12%
	$105,220	100%	$132,932	100%

	Year		Year
	Ended	Percent	Ended	Percent
	12/31/06	of Total	12/31/07	of Total
Revenue
Mutual Fund	$501,739	43%	$558,257	41%
Institutional	514,761	44%	645,613	47%
High Net Worth	153,853	13%	165,996	12%
	$1,170,353	100%	$1,369,866	100%

EBITDA (B)
Mutual Fund	$138,246	40%	$153,928	37%
Institutional	162,251	48%	211,291	50%
High Net Worth	41,621	12%	53,010	13%
	$342,118	100%	$418,229	100%

(more)

Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in thousands)

	Three Months	Three Months
	Ended	Ended
	12/31/06	12/31/07

Net Income	$48,954	$60,867
Intangible amortization	6,845	7,882
Intangible amortization - equity method investments (H)	2,327	3,407
Intangible-related deferred taxes	8,986	7,925
Affiliate depreciation	1,476	1,677
Cash Net Income (A)	$68,588	$81,758

Cash flow from operations	$69,883	$99,141
Interest expense, net of non-cash items	14,638	20,557
Current tax provision	17,856	27,622
Income from equity method investments, net of distributions (H)	12,298	21,824
Changes in assets and liabilities and other adjustments	(9,455)	(36,212)
EBITDA (B)	$105,220	$132,932
Holding company expenses	5,434	14,253
EBITDA Contribution	$110,654	$147,185

	Year	Year
	Ended	Ended
	12/31/06	12/31/07

Net Income	$151,277	$181,961
Intangible amortization	27,378	31,653
Intangible amortization - equity method investments (H)	9,290	10,386
Intangible-related deferred taxes	28,779	28,576
Affiliate depreciation	5,730	6,173
Cash Net Income (A)	$222,454	$258,749

Cash flow from operations	$301,003	$326,654
Interest expense, net of non-cash items	53,578	70,897
Current tax provision	55,267	74,634
Income from equity method investments, net of distributions (H)	1,575	14,971
Changes in assets and liabilities and other adjustments	(69,305)	(68,927)
EBITDA (B)	$342,118	$418,229
Holding company expenses	42,220	56,377
EBITDA Contribution	$384,338	$474,606

(more)

Affiliated Managers Group, Inc.

Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,

	2006	2007	2006	2007

Revenue	$328,764	$382,960	$1,170,353	$1,369,866

Operating expenses:
Compensation and related expenses	114,372	147,448	472,400	579,365
Selling, general and administrative	54,314	51,967	184,019	197,967
Amortization of intangible assets	6,845	7,882	27,378	31,653
Depreciation and other amortization	2,377	2,873	8,763	10,444
Other operating expenses	7,182	5,041	23,880	18,822
	185,090	215,211	716,440	838,251
Operating income	143,674	167,749	453,913	531,615

Non-operating (income) and expenses:
Investment and other income	(7,949)	(3,621)	(16,943)	(17,133)
Income from equity method investments	(18,788)	(30,703)	(38,318)	(58,197)
Investment income from Affiliate investments in partnerships (J)	(6,852)	(678)	(3,400)	(38,877)
Interest expense	15,966	22,156	58,800	76,919
	(17,623)	(12,846)	139	(37,288)

Income before minority interest and taxes	161,297	180,595	453,774	568,903
Minority interest (I)	(76,898)	(83,183)	(212,523)	(241,987)
Minority interest in Affiliate investments in partnerships (J)	(6,694)	(798)	(3,364)	(38,089)
Income before income taxes	77,705	96,614	237,887	288,827

Income taxes - current	17,856	27,622	55,267	74,634
Income taxes - intangible-related deferred	8,986	7,925	28,779	28,576
Income taxes - other deferred	1,909	200	2,564	3,656
Net Income	$48,954	$60,867	$151,277	$181,961

Average shares outstanding - basic	29,930,399	28,465,544	31,289,005	29,464,764
Average shares outstanding - diluted	44,599,646	45,226,043	45,159,002	44,921,784

Earnings per share - basic	$1.64	$2.14	$4.83	$6.18
Earnings per share - diluted	$1.21	$1.53	$3.74	$4.58

(more)

Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2006	2007
Assets
Current assets:
Cash and cash equivalents	$201,729	$222,954
Investment advisory fees receivable	201,385	237,636
Affiliate investments in partnerships (J)	108,350	134,657
Affiliate investments in marketable securities	15,516	21,237
Prepaid expenses and other current assets	27,299	33,273
Total current assets	554,279	649,757

Fixed assets, net	63,984	69,879
Equity investments in Affiliates	293,440	842,490
Acquired client relationships, net	502,066	496,602
Goodwill	1,177,227	1,230,387
Other assets	74,924	106,590
Total assets	$2,665,920	$3,395,705

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$246,727	$246,400
Payables to related party	41,086	69,952
Total current liabilities	287,813	316,352

Senior debt	365,500	519,500
Senior convertible securities	413,358	378,083
Mandatory convertible securities	300,000	300,000
Junior convertible trust preferred securities (D)	300,000	800,000
Deferred income taxes	218,584	257,022
Other long-term liabilities	11,209	33,516
Total liabilities	1,896,464	2,604,473

Minority interest (I)	166,138	194,633
Minority interest in Affiliate investments in partnerships (J)	104,096	127,397

Stockholders’ equity:
Common stock	390	390
Additional paid-in capital	609,369	662,454
Accumulated other comprehensive income	14,666	64,737
Retained earnings	654,465	836,426
	1,278,890	1,564,007
Less treasury stock, at cost	(779,668)	(1,094,805)
Total stockholders’ equity	499,222	469,202
Total liabilities and stockholders’ equity	$2,665,920	$3,395,705

(more)

Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2007	2006	2007
Cash flow from operating activities:
Net Income	$48,954	$60,867	$151,277	$181,961
Adjustments to reconcile Net Income to net cash flow
from operating activities:
Amortization of intangible assets	6,845	7,882	27,378	31,653
Amortization of issuance costs	740	933	2,862	3,250
Depreciation and other amortization	2,377	2,873	8,763	10,444
Deferred income tax provision	10,895	8,125	31,343	32,232
Accretion of interest	588	666	2,360	2,772
Income from equity method investments, net of amortization	(18,788)	(30,703)	(38,318)	(58,197)
Distributions received from equity method investments	8,817	12,286	46,033	53,612
Tax benefit from exercise of stock options	601	35	5,482	5,780
Stock option expense	695	2,423	1,654	9,039
Other adjustments	6,184	2,680	8,528	5,979
Changes in assets and liabilities:
Increase in investment advisory fees receivable	(38,907)	(40,076)	(52,281)	(35,963)
Decrease in Affiliate investments in partnerships	4,842	968	7,707	12,766
(Increase) decrease in prepaids and other current assets	(7,691)	(5,113)	150	(4,722)
(Increase) decrease in other assets	1,858	6,686	3,159	(3,178)
Increase in accounts payable, accrued liabilities and other long-term liabilities	2,962	3,022	65,814	21,035
Increase in minority interest	38,911	65,587	29,092	58,191
Cash flow from operating activities	69,883	99,141	301,003	326,654
Cash flow used in investing activities:
Cost of investments in Affiliates, net of cash acquired	(102,712)	(492,712)	(123,262)	(556,683)
Purchase of fixed assets	(6,548)	(5,438)	(21,510)	(16,821)
Purchase of investment securities	(6,421)	—	(29,522)	(13,648)
Sale of investment securities	9,215	1,767	9,215	6,397
Cash flow used in investing activities	(106,466)	(496,383)	(165,079)	(580,755)
Cash flow from (used in) financing activities:
Borrowings of senior bank debt	207,000	515,000	602,000	727,000
Repayments of senior bank debt	(57,500)	(350,000)	(412,000)	(573,000)
Issuance of junior convertible trust preferred securities (D)	—	500,000	300,000	500,000
Repayment of senior debt	(65,750)	—	(65,750)	—
Issuance of common stock	5,941	640	52,765	53,324
Repurchase of common stock, including forward purchase contract	(73,553)	(233,154)	(536,478)	(435,997)
Issuance costs	(576)	(18,179)	(9,982)	(19,999)
Excess tax benefit from exercise of stock options	5,696	317	23,047	36,528
Cost of call spread option agreements	—	—	(13,290)	—
Repayment of notes payable and other liabilities	—	(66)	(7,687)	(2,542)
Redemptions of Minority interest - Affiliate investments in partnerships	(4,842)	(968)	(7,707)	(12,766)
Cash flow from (used in) financing activities	16,416	413,590	(75,082)	272,548
Effect of foreign exchange rate changes on cash and cash equivalents	(166)	(3)	464	2,778
Net increase (decrease) in cash and cash equivalents	(20,333)	16,345	61,306	21,225
Cash and cash equivalents at beginning of period	222,062	206,609	140,423	201,729
Cash and cash equivalents at end of period	$201,729	$222,954	$201,729	$222,954

(more)

Affiliated Managers Group, Inc.

Notes

(A)   Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income.  The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms.  Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses.  Cash Net Income is used by the Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time.  The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions.  These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

(B)    EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)    Cash earnings per share represents Cash Net Income divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with the Company’s convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding.  The Company believes the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and the Company is relieved of its debt obligation.  This method does not take into account any increase or decrease in the Company’s cost of capital in an assumed conversion.

(D)   In the fourth quarter of 2007, the Company completed the private placement of convertible trust preferred securities. The convertible trust preferred securities were issued to investors by a wholly-owned trust, simultaneous with the issuance of $500 million of junior subordinated convertible debentures by the Company to the Trust.

(E)    Convertible securities interest expense, net, includes the interest expense, net of tax, associated with the Company’s contingently convertible securities and junior convertible trust preferred securities (but excludes the interest expense associated with the Company’s mandatory convertible securities).

(more)

(F)    The Company completed investments in ValueAct Capital and BlueMountain Capital Management during the fourth quarter of 2007.

(G)    During 2007, approximately $0.6 billion and $0.4 billion of existing assets under management were reclassified to the Mutual Fund and Institutional distribution channels, respectively, from the High Net Worth distribution channel. The Company also transferred its interests in certain Affiliates during 2007.  The financial effect of these transactions is not material to the Company’s ongoing results.

(H)   The Company is required to use the equity method of accounting for its investments in AQR Capital Management, LLC, Beutel, Goodman & Company Ltd., Deans Knight Capital Management Ltd., ValueAct Capital and BlueMountain Capital Management (together, “equity method investments”).  Consistent with this method, the Company has not consolidated the operating results (including the revenue) of its equity method investments in its income statement. The Company’s share of its equity method investments’ profits, net of intangible amortization, is reported in “Income from equity method investments.”  Income tax attributable to these profits is reported within the Company’s consolidated income tax provision.  The assets under management of equity method investments are included in the Company’s reported assets under management.

(I)     Minority interest on the Company’s income statement represents the profits allocated to Affiliate management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company.

(J)     EITF Issue No. 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-05”), became effective January 1, 2006.  EITF 04-05 requires the Company to consolidate certain Affiliate investment partnerships (including interests in the partnerships in which the Company does not have ownership rights) in its consolidated financial statements.  For the year ended December 31, 2007, the total non-operating income associated with those partnerships was $38.9 million, while the portion attributable to the underlying investors unrelated to the Company (the “outside owners”) was $38.1 million; as of December 31, 2007, the total assets attributable to these investment partnerships was $134.7 million, while the portion owned by the outside owners was $127.4 million.